Exhibit 99.1

Pep Boys Reports Q1 Results
-Earnings Per Share of $.06 vs. Loss Per Share of $0.02 on Gross
Margin Improvement and Reduced SG&A-

PHILADELPHIA—May 22, 2007 - The Pep Boys - Manny, Moe & Jack (NYSE: “PBY”), the nation’s leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (first quarter) ended May 5, 2007.

Operating Results

First Quarter

Sales

Sales for the thirteen weeks ended May 5, 2007 were $546,013,000, as compared to the $556,601,000 for the thirteen weeks ended April 29, 2006.  Comparable Sales decreased 2.3%, including a 3.1% comparable merchandise sales decrease and a 1.5% comparable service revenue increase.  In accordance with GAAP, merchandise sales includes merchandise sold through both our retail and service center lines of business and service revenue is limited to labor sales.  Recategorizing Sales into the respective lines of business from which they are generated, comparable Retail Sales (DIY and Commercial) decreased 4.6% and comparable Service Center Revenue (labor plus installed merchandise and tires) increased 1.0%.

Earnings

Net Earnings (Loss) from Continuing Operations Before Cumulative Effect of Change in Accounting Principle increased from a Net Loss of $867,000 (($0.02) per share - basic and diluted) to Net Earnings of $3,220,000 ($0.06 per share - basic and diluted).

Commentary

President & CEO Jeffrey Rachor said, “In my first 60 days, I have visited nearly 100 of our stores, met talented and knowledgeable store staff, engaged hundreds of customers and met much of the store support center staff.  From what I have learned, I am more encouraged by the long term opportunity for Pep Boys and its shareholders than when I accepted this position.

While we have turned the corner on restoring the Company to profitability, much work remains to realize the company’s true financial potential, including continued margin expansion, cost management, and profitable sales growth.  These initiatives can continue to improve operating performance, even before sales productivity increases.

In particular, I am excited about the scale of the opportunity in service, a business I have worked in for 25 years, that has struggled for Pep Boys.  It is encouraging that our financial performance has started to turn, before we have begun to fully seize upon these opportunities in service.

Before I joined Pep Boys, the Company had already initiated programs to improve its operational efficiency and take advantage of asset monetization opportunities.  I plan to accelerate both of these initiatives while I develop a longer term strategic plan with our Board.”

CFO Harry Yanowitz commented, “Operating margins remain an important focus for Pep Boys.  This quarter, we improved gross margin rates in both our retail and service center lines of business.  SG&A expenses, especially if one excludes CEO transition costs, were down significantly, as our productivity initiatives launched last summer start to show through to our results.

As we announced on last quarter’s earnings call, at the end of Q4 2006, we ceased commercial sales in certain of our stores, which while reducing our Q1 comparable sales (2007 vs. 2006) by approximately 1%, is consistent with our prioritization of profits over sales.

Q1 Operating Profit improved by $8.8 million from $7.2 million in 2006 to $16.0 million in 2007. Operating Profit included (i) in Q1 2006, a $0.4 million Net Loss from Dispositions of Assets and a $2.3 million gain from the settlement of a product liability legal reserve and (ii) in Q1 2007, a $3.7 million gain from an insurance claim for stores impaired during Hurricane Katrina in 2005 ($2.4 million recognized in Net Gains from Dispositions of Assets and $1.3 million in merchandise margins) and a $3.9 million charge to SG&A for CEO transition costs.

EBITDA, a non-GAAP indicator of levels of our financial performance that includes the gains and charges noted above, improved in Q1 2007 by $8.6 million to $39.0 million, as compared to Q1 2006.

Our trailing four quarter Operating (Loss) Profit has improved from a loss of $7.3 million to a profit of $44.9 million, while our trailing four quarter EBITDA has nearly doubled from $76.9 million to $139.4 million.

During the quarter we repurchased $50.8 million of our common shares, retiring 5.0% of our shares outstanding as of February 3, 2007.”

Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800 -PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The word “guidance,” “expect,” “anticipate,” “estimates,” “forecasts” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management’s expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company’s actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers’ ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company’s stores, competitive pricing, the location and number of competitors’ stores, product and labor costs and the additional factors described in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company’s quarterly conference calls discussing its results and related matters.  The call for the first quarter will be broadcast live on Wednesday, May 23rd at 8:30 a.m. ET over the Internet at Broadcast Networks’ Vcall website, located at http://www.investorcalendar.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of May 23rd on Pep Boys’ website at www.pepboys.com.

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Contact:
Pep Boys, Philadelphia
Investor Contact: Harry Yanowitz, 215-430-9720
Media Contact: Marie Gehret, 215-430-9224
Internet: http://www.pepboys.com

Pep Boys Financial Highlights

Thirteen weeks ended	May 5, 2007	April 29, 2006

Total Revenues	$546,013,000	$556,601,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$3,220,000	$(867,000)

Basic Earnings (Loss) Per Share:
Average Shares	53,122,000	54,224,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.06	$(0.02)

Diluted Earnings (Loss) Per Share:
Average Shares	53,634,000	54,224,000

Net Earnings (Loss) From Continuing Operations Before Cumulative Effect of Change in Accounting Principle	$0.06	$(0.02)

EBITDA Reconciliation

EBITDA is defined as Net Earnings (Loss) plus Interest Expense, minus Income Tax Benefit, plus Income Tax Expense, plus Depreciation and Amortization.  EBITDA is not a measurement of financial performance under generally accepted accounting principles and may not be compared to similarly captioned information reported by other companies.  In addition, it does not replace net income or cash flow from operations as an indicator of financial performance or liquidity.  We believe EBITDA provides a useful indicator of levels of our financial performance and is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.  A reconciliation of EBITDA for the thirteen and fifty-three weeks ended May 5, 2007, and the thirteen and fifty-two weeks ended April 29, 2006, respectively, to the most directly comparable GAAP measure (Operating Profit) in accordance with SEC Regulation G follows:

	Thirteen weeks ended May 5, 2007	Thirteen weeks ended April 29, 2006

Operating Profit	$16,079,000	$7,242,000

Non-operating Income	1,905,000	2,259,000

Discontinued Operations, pre tax	(64,000)	(105,000)

Cumulative Effect of Change in Accounting Principle, pre tax	—	268,000

Depreciation and Amortization	21,111,000	20,723,000

EBITDA	$39,031,000	$30,387,000

	Trailing Four Quarters Fifty-three weeks ended May 5, 2007	Trailing Four Quarters Fifty-two weeks ended April 29, 2006

Operating Profit	$44,859,000	$(7,342,000)

Non-operating Income	6,669,000	4,418,000

Discontinued Operations, pre tax	(1,004,000)	918,000

Cumulative Effect of Change in Accounting Principle, pre tax	—	(2,914,000)

Depreciation and Amortization	88,864,000	81,825,000

EBITDA	$139,388,000	$76,905,000